UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GABELLI DIVIDEND & INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

On May 26, 2026, the Gabelli Dividend & Income Trust (the “Fund”) delivered a text message to certain shareholders in connection with the Fund’s 2026 Annual Meeting of Shareholders. A copy of the text message is set forth below.

Dear Valued Shareholder,

As a Gabelli Dividend & Income Trust shareholder, your vote is extremely important for the June 29, 2026 Annual Meeting of Shareholders.

Your Investment Deserves Long-Term Stewardship.

The Board and investment team remain committed to disciplined portfolio management, consistent distributions, and long-term shareholder value creation. Support the trustees who understand the Fund’s investment philosophy and objectives.

Please click here -> 1-866-206-7868 to be connected with a proxy voting specialist between the hours of 9:00am and 10:00pm, Eastern time, Monday through Friday.

Thank you for your attention to this matter.